ADDENDUM TO REGISTRATION RIGHTS AGREEMENT

This addendum, dated February 3, 2010 (the "Addendum") is made by and between Man Shing Agricultural Holdings, Inc. (the “Company”), and China Angel Assets Management Limited (the “Investor”).  This document is to be read in conjunction with the Registration Rights Agreement (the “Agreement”) executed by both parties on or about January 4, 2010.  This Addendum incorporates by reference and supplements the Agreement and the parties hereby agree to amend the Agreement as follows:

1. Section 2. REGISTRATION

(a) The Investor and the Company acknowledge that the Company shall prepare and file, no later than one hundred and twenty (120) days from the date of February 3, 2010 (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 (or, if the Company is then eligible, on Form S-3) under the 1933 Act (the “Initial Registration Statement”) for the registration for the resale by the Investor at least five (5) times the number of shares which are anticipated to be issued upon conversion of the Units issued pursuant to the Securities Purchase Agreement and shares of Common Stock issuable to the Investor upon exercise of the Warrants issued pursuant to the Securities Purchase Agreement (subject to Rule 415 restrictions).  The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold by the Investor.

(b) Effectiveness of the Initial Registration Statement.  The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than one hundred twenty (120) days from the date hereof (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement.

(c) Failure to File or Obtain Effectiveness of the Registration Statement.  In the event the Registration Statement is not declared effective by the SEC on or before the Scheduled Effective Date, or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, failure to register sufficient shares of Common Stock or otherwise then as partial relief for the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Company will pay as liquidated damages (the “Liquidated Damages”) to the holder, at the holder’s option, either a cash amount or shares of the Company’s Common Stock within three (3) business days, after demand therefore, equal to two percent (2%) of the liquidated value of the Units outstanding as Liquidated Damages for each thirty (30) day period (or any part thereof) after the Scheduled Filing Deadline or the Scheduled Effective Date as the case may be.  Notwithstanding anything herein to the contrary, to the extent that the registration of any or all of the Registrable Securities by the Company on a registration statement is prohibited (the “Non-Registered Shares”) as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415 under the 1933 Act and the Company has registered at such time the maximum number of Registrable Securities permissible upon consultation with the SEC, then the liquidated damages described herein shall not be applicable to such Non-Registered Shares.

(d) Liquidated Damages.  The Company and the Investor hereto acknowledge and agree that the sums payable under subsection 2(c) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Investor, including the right to call a default.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

2. All other terms and conditions under the Agreement shall remain unchanged and remain in full force and effect.

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IN WITNESS WHEREOF, the Company and the Investor have caused this Addendum to be duly executed and delivered individually or by their officers thereunto duly authorized as of the date first written above.

MAN SHING AGRICULTURAL HOLDINGS, INC.  (“Company”)

By: /s/ Eddie Cheung
Name: Eddie Cheung
Title:   Chief Executive Officer

CHINA ANGEL ASSETS MANAGEMENT LIMITED (“Investor”)

By: /s/ Jiang Qi Hang
Name:  Jiang Qi Hang
Title:    Chief Executive Officer